UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) December 5, 2013

OUTERWALL INC.

(Exact name of registrant as specified in its charter)

Delaware	000-22555	94-3156448
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

1800 – 114th Avenue SE

BELLEVUE, WA 98004

(Address of Principal Executive Offices and Zip Code)

Registrant’s telephone number, including area code: (425) 943-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

Effective as of December 9, 2013, Outerwall Inc. (the “Company” or “Outerwall”), as borrower, the Revolving Lenders (as defined below), the Additional Term Facility Lenders (as defined below), and Bank of America, N.A., as administrative agent, entered into the Supplement and Amendment to Second Amended and Restated Credit Agreement (the “Supplement and Amendment”), which increases the Company’s lending capacity under its revolving credit line by $150 million and establishes an additional term loan in the amount of $200 million pursuant to the Second Amended and Restated Credit Agreement.

As previously disclosed, on July 15, 2011, the Company, as borrower, entered into the Second Amended and Restated Credit Agreement (as the same has been subsequently amended, modified, restated, and supplemented, the “Second Amended and Restated Credit Agreement”) providing for a senior secured revolving credit facility and a senior secured term loan facility with Bank of America, N.A., as administrative agent, and lenders party thereto (collectively, the “Credit Facilities”). As a result of entering into the Second Amended and Restated Credit Agreement, the Credit Facilities provided: (i) a five-year amortizing term loan facility in the amount of $175 million (the “Term Facility”); (ii) a $450 million revolving line of credit commitment (the “Revolving Line”); and (iii) subject to applicable conditions and subject to obtaining commitments from lenders, the ability for the Company to request an increase in the Credit Facilities of up to $250 million in aggregate (the “Accordion”).

Pursuant to the Supplement and Amendment, the Accordion was increased by $100 million to $350 million (the “Increased Accordion”) and the Company exercised the Increased Accordion with: (i) certain revolving lenders (the “Revolving Lenders”) agreeing to increase their commitments under the Revolving Line to an aggregate $600 million (the “Increased Revolving Line”); and (ii) the additional term facility lenders (the “Additional Term Facility Lenders”) agreeing to make available an additional term loan facility in the amount of $200 million (the “Additional Term Facility”).

Under the Supplement and Amendment, the terms and conditions applicable to the Increased Revolving Line shall remain generally the same as those of the Revolving Line. With regard to the Additional Term Facility, the terms shall remain generally the same as those of the Term Facility, except that: (i) until the first business day following the date a compliance certificate is delivered under the Second Amended and Restated Credit Agreement for the fiscal quarter ending March 31, 2014, the applicable interest rates for loans under the Additional Term Facility shall be no less than those corresponding to Pricing Level 3 as provided in the Second Amended and Restated Credit Agreement; and (ii) the principal balance of the loans under the Additional Term Facility shall be payable on the following dates and in the following amounts (expressed as a percentage of the aggregate amount of the initial loans made under the Additional Term Facility):

Payment Date	Percentage Amount
Last Business Day of March 2014	2.500%
Last Business Day of June 2014	2.500%
Last Business Day of September 2014	3.125%
Last Business Day of December 2014	3.125%
Last Business Day of March 2015	3.125%
Last Business Day of June 2015	3.125%
Last Business Day of September 2015	3.125%
Last Business Day of December 2015	3.125%
Last Business Day of March 2016	3.125%
Last Business Day of June 2016	3.125%
July 15, 2016	Remaining Principal Balance

The Company is in the process of taking out loans of $200 million under the Additional Term Facility, which are expected to fund on December 10, 2013.

The description of the Supplement and Amendment does not purport to be complete and is subject to and qualified by reference to the Supplement and Amendment, a copy of which is filed as Exhibit 10.1 hereto and incorporated by reference herein; and the description of the Second Amended and Restated Credit Agreement does not purport to be complete and is subject to and qualified by reference to the Second Amended and Restated Credit Agreement, a copy of which is filed as Exhibit 10.1 to the Form 8-K filed on July 15, 2011, and First Amendment to Credit Agreement, a copy of which is filed as Exhibit 10.57 to the Form 10-K for the year ended December 31, 2011, which copies are incorporated by reference herein.

Parties to the Supplement and Amendment and the Second Amended and Restated Credit Agreement have in the past performed, and may in the future perform, investment banking, financial advisory, lending, or commercial banking services, or other services for the Company and its subsidiaries, for which they have received, and may in the future receive, compensation and expense reimbursement.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth under Item 1.01 above is incorporated herein by reference.

Item 2.05	Costs Associated with Exit or Disposal Activities.

On December 5, 2013, following completion of its previously announced comprehensive operation review, Outerwall committed to a restructuring plan intended to, among other things, better align Outerwall’s cost structure with revenue growth in our core businesses. As part of the plan, the Company will discontinue three ventures in its New Ventures operating segment, Rubi, Crisp Market, and Star Studio. The closure of the three ventures and certain charges associated with their shut-down will be reported in discontinued operations beginning with the Company’s fourth quarter 2013 results. The closure of the three ventures is expected to be substantially complete by the end of the first quarter of 2014.

Also as part of the restructuring plan, Outerwall is implementing actions to reduce costs by approximately $22 million annually beginning in 2014, primarily through workforce reductions across the Company. To that end, Outerwall is reducing its workforce by 251 positions, an 8.5% reduction. These reductions are expected to be substantially completed by the end of the first quarter of 2014.

As a result of the restructuring plan, the Company estimates it will record total pre-tax charges as follows:

•	$26 million to $29 million related to discontinued operations including: $23 million to $26 million in asset impairment charges, primarily for kiosks and software associated with the closure of the three ventures, all of which is estimated to be recorded in the fourth quarter of 2013; $1.1 million in severance costs, $0.9 million of which is estimated to be recorded in the fourth quarter of 2013, with the remainder in the first quarter of 2014; and $2.0 million in other costs, $1.8 million of which is estimated to be recorded in the fourth quarter of 2013, with the remainder in the first quarter of 2014. These charges will be reported as a component of the Company’s discontinued operations which is considered non-core.

•	$5.0 million in severance and other costs not associated with discontinued operations, all of which is estimated to be recorded in the fourth quarter of 2013. These charges will be reported as a component of the Company’s continuing operations and will be considered non-core.

Of the total charges, $9.0 million to $12.0 million is estimated to result in future cash expenditures, none of which arise from the impairment charges.

The Company’s shutdown of Crisp Market is also expected to result in a tax benefit of approximately $0.56 to $0.59 in diluted EPS in the fourth quarter of 2013, through the use of a worthless stock deduction. The tax benefit will be reported as a component of the Company’s non-core, continuing operations.

The Company’s press release dated December 10, 2013 provides additional information relating to the matters described above.

Item 2.06	Material Impairments.

The information set forth under Item 2.05 above is incorporated herein by reference.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 6, 2013, President Anne Saunders of Redbox Automated Retail, LLC (“Redbox”), a wholly owned subsidiary of Outerwall, left the business. Leadership responsibilities for Redbox will be managed by the existing Redbox executive team, overseen by J. Scott Di Valerio, Outerwall’s Chief Executive Officer, who will also serve as acting Interim President of Redbox.

Outerwall intends to enter into a separation and release of claims arrangement with Ms. Saunders. This arrangement has not been finally determined, but will be included in a subsequent filing when the arrangement is finalized if and as may be required.

Item 7.01	Regulation FD Disclosure.

On December 10, 2013, the Company issued a press release in connection with the matters described in the items above, including information regarding a related webcast. A copy of the press release is attached hereto as Exhibit 99.1 and incorporated herein by reference.

Forward Looking Statements: Certain statements in this Current Report on Form 8-K are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. The words “believe,” “estimate,” “expect,” “intend,” “will,” “anticipate,” “goals,” variations of such words, and similar expressions identify forward-looking statements, but their absence does not mean that the statement is not forward-looking. The forward-looking statements in this Current Report include statements regarding Outerwall Inc.’s anticipated growth and future operating results, including 2013 fourth quarter and full year results, as well as stock repurchases, bank loans, potential cost savings and tax benefits, and leadership transitions. Forward-looking statements are not guarantees of future performance and actual results may vary materially from the results expressed or implied in such statements. Differences may result from actions taken by Outerwall Inc. or Redbox, as well as from risks and uncertainties beyond Outerwall Inc.’s control. Such risks and uncertainties include, but are not limited to,

•	competition from other entertainment providers,

•	the ability to achieve the strategic and financial objectives for our entry into new businesses, including ecoATM, SAMPLEit and Redbox Instant™ by Verizon,

•	our ability to repurchase stock and the availability of an open trading window,

•	the achievement of anticipated cost savings and tax benefits,

•	results of our restructuring and cost initiatives, including discontinuation of affected new ventures and workforce reduction,

•	the termination, non-renewal or renegotiation on materially adverse terms of our contracts with our significant retailers and suppliers,

•	payment of increased fees to retailers, suppliers and other third-party providers, including financial service providers,

•	the timing of new DVD releases and the inability to receive delivery of DVDs on the date of their initial release to the general public, or shortly thereafter, or in sufficient quantity, for home entertainment viewing,

•	the effective management of our content library,

•	the ability to attract new retailers, penetrate new markets and distribution channels and react to changing consumer demands,

•	the ability to adequately protect our intellectual property, and

•	the application of substantial federal, state, local and foreign laws and regulations specific to our business.

The foregoing list of risks and uncertainties is illustrative, but by no means exhaustive. For more information on factors that may affect future performance, please review “Risk Factors” described in our most recent Annual Report on Form 10-K and any subsequent Quarterly Reports on Form 10-Q filed with the Securities and Exchange Commission. These forward-looking statements reflect Outerwall Inc.’s expectations as of the date of this Current Report. Outerwall Inc. undertakes no obligation to update the information provided herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1 is deemed filed.

Exhibit No.	Description

10.1	Supplement and Amendment to Second Amended and Restated Credit Agreement, effective as of December 9, 2013, among Outerwall Inc., as borrower, the Revolving Lenders, the Additional Term Facility Lenders, and Bank of America, N.A., as administrative agent.*

99.1	Press release, dated December 10, 2013.

*	In reviewing the agreement included herein, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the applicable agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the applicable agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Company’s public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OUTERWALL INC.

	By:	/S/ DONALD R. RENCH
Date: December 10, 2013		Donald R. Rench
Chief Legal Officer, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

10.1	Supplement and Amendment to Second Amended and Restated Credit Agreement, effective as of December 9, 2013, among Outerwall Inc., as borrower, the Revolving Lenders, the Additional Term Facility Lenders, and Bank of America, N.A., as administrative agent.*

99.1	Press release, dated December 10, 2013.

*	In reviewing the agreement included herein, please remember that it is included to provide you with information regarding its terms and is not intended to provide any other factual or disclosure information about the Company or the other parties to the agreement. The agreement may contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties have been made solely for the benefit of the other party or parties to the applicable agreement and (i) should not in all instances be treated as categorical statements of fact, but rather as a means of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified by disclosures that were made to the other party or parties in connection with the negotiation of the applicable agreement, which disclosures are not necessarily reflected in the agreement; (iii) may apply standards of materiality in a manner that is different from what may be viewed as material to you or other investors; and (iv) were made only as of the date of the applicable agreement or other date or dates that may be specified in the agreement and are subject to more recent developments. Accordingly, these representations and warranties may not describe the actual state of affairs as of the date they were made or at any other time. Additional information about the Company may be found elsewhere in the Company’s public filings, which are available without charge through the SEC’s website at http://www.sec.gov.

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